June 9, 2005

Mark R. Doede, President

Integral Vision, Inc.

38700 Grand River Avenue

Farmington Hills, MI 48335

Re: Registration Statement on Form SB-2 for Integral Vision, Inc./Opinion on Legality

Dear Mr. Doede:

We have acted as special corporate Michigan counsel in connection with the Registration Statement on Form SB-2 (“Registration Statement”) which is being filed on or about the date hereof with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933 (“Act”) for the registration of up to 28,447,097 shares of common stock (“Shares”) of Integral Vision, Inc. (“Company”). As indicated in the Registration Statement, of the Shares, 19,765,508 shares are presently issued (“Issued Shares”), and 8,681,589 shares are issuable upon the exercise of warrants or conversion of notes (“Issuable Shares”).

You have requested our opinion as to the legality of the Shares being registered in connection with the Registration Statement. For purposes of rendering this opinion, we have reviewed originals or copies of the Registration Statement prepared for the Company by Duval & Stachenfeld LLP, the Company’s Articles of Incorporation, as amended through the date hereof, what the Company has presented to us as the present version of the Company’s By-laws and the resolutions and other corporate action, records and other documents of the Company that provides for the issuance of the Shares (collectively, “Supporting Documents”). We have also relied upon, with your consent on behalf of the Company, the representations of the Company and its representatives as set forth in the Supporting Documents as to factual matters, and the certificates, assurances of public officials, and representations from representatives of the Company as we have deemed necessary for purposes of expressing our opinion herein (collectively, “Other Information”). In all cases, we have assumed the genuineness of signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of those documents submitted to us as copies, and the accuracy and completeness of all records and other information made available to us by the Company and its representatives. We have made no independent investigation of any of the facts stated in any of the foregoing, however, nothing has come to our attention that would lead us to believe that such facts are inaccurate, and we have relied upon such Supporting Documents and Other Information in expressing our opinion herein.

Mark R. Doede, President

Integral Vision, Inc.

June 9, 2005

We have also assumed in rendering our opinion herein that no person or party has taken any action inconsistent with the terms of the Supporting Documents, Other Information, or as otherwise prohibited by law. We are admitted to practice law only in the State of Michigan, and we express no opinion concerning any laws of any jurisdiction other than the Business Corporation Act of the State of Michigan.

Based upon, and subject to the foregoing, to the best of our knowledge, it is our opinion that: (i) the Issued Shares have been duly and validly authorized for issuance, and are validly issued, fully paid, and non-assessable by the Company under the laws of the State of Michigan, and (ii) the Issuable Shares, when and if issued in accordance with the terms of the respective warrants and notes, will be duly and validly authorized for issuance and validly issued, fully paid, and non-assessable by the Company under the laws of the State of Michigan.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement, and the filing of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the SEC.

This opinion is furnished pursuant to the request of the addressee hereof, and is rendered by us solely for the benefit of the addressee hereof in connection with the Registration Statement. We are not hereby assuming any responsibilities, professional or otherwise, to any other person or entity whatsoever. This opinion is rendered as of the date hereof, and we express no opinion as to circumstances or events which may occur subsequent to such date. We assume no duty to update or supplement this opinion to reflect any facts or circumstances that may hereafter occur.

Very truly yours,

WARREN CAMERON

ASCIUTTO & BLACKMER, P.C.

J. Michael Warren